Exhibit 99.1

For more information contact;
Derek McClain, 214-863-3544

Barbara Bower, 214-863-3020

For Immediate Release

Trammell Crow Company Stockholders Approve Acquisition
by CB Richard Ellis Group, Inc.

Dallas, Texas, December 18, 2006 – Trammell Crow Company (NYSE: TCC) (the “Company”) announced that its stockholders have voted to approve and adopt the previously-announced merger agreement providing for the merger of the Company and a wholly owned subsidiary of CB Richard Ellis Group, Inc. (NYSE: CBG), at the Company’s special meeting of stockholders held today in Dallas, Texas.

The Company expects to complete the proposed merger on December 20, 2006.  If the proposed merger is completed, the Company’s stockholders will receive $49.51 in cash for each share of the Company’s common stock they hold.  The transaction is not conditioned on the receipt of financing by CB Richard Ellis Group, Inc.  The merger was first announced in a press release dated October 31, 2006.

About Trammell Crow Company

Founded in 1948, the Company is one of the largest diversified commercial real estate services companies in the world. The Company provides building management, brokerage, project management, and development and investment services to both investors in and users of commercial real estate. In addition to its full service offices located throughout the United States, the Company has offices in Canada, Europe, Asia and Latin/South America focused on the delivery of real estate services to user clients. The Company delivers brokerage services outside the United States through strategic alliances with leading providers - in Europe and Asia, through Savills, plc, a leading property services company based in the United Kingdom; and in Canada, through JJ Barnicke, a leading Canadian real estate services provider. The Company delivers building management, brokerage, and project management services in India through Trammell Crow Meghraj, India’s leading property services company jointly owned by the Company and certain international partners.  The Company is traded on the New York Stock Exchange under the ticker symbol “TCC” and is located on the Internet at www.trammellcrow.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release, including without limitation statements containing the words “will,” “proposed,” “expect,” “conditioned,” and words of similar import, are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements involve known and unknown risks, uncertainties and other matters which may cause the actual results, performance or achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other matters include, but are not limited to (i) the ability of the Company to complete the proposed transaction with CB Richard Ellis Group, Inc. due to a number of factors, including but not limited to, the ability of the Company and CB Richard Ellis Group, Inc. to satisfy the various conditions contained in the merger agreement between the parties, (ii) the ability of the Company to retain its major customers and renew its contracts, (iii) the ability of the Company to attract new user and investor customers, (iv) the ability of the Company to manage fluctuations in net earnings and cash flow which could result from the Company’s participation as a principal in real estate investments, (v) the Company’s ability to continue to pursue its growth strategy, (vi) the Company’s ability to pursue strategic acquisitions on favorable terms and manage challenges and issues commonly encountered as a result of those acquisitions, (vii) the Company’s ability to compete in highly competitive national and local business lines, (viii) the Company’s ability to attract and retain qualified personnel in all areas of its business (particularly senior management), (ix) the timing of individual transactions, (x) the ability of the Company to identify, implement and maintain the benefit of cost reduction measures and achieve economies of scale and (xi) the ability of the Company to compete effectively in the international arena and manage the risks of operating in the international arena (including foreign currency exchange risk). In addition, the Company’s ability to achieve certain anticipated results will be subject to other factors affecting the Company’s business that are beyond the Company’s control, including but not limited to general economic conditions (including interest rates, the cost and availability of capital for investment in real estate, clients’ willingness to make real estate commitments and other factors impacting the value of real estate assets), the effect of government regulation on the conduct of the Company’s business and the threat of terrorism and acts of war. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company’s expectation with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements. Reference is hereby made to the disclosures contained under in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2006.